Page 1-1-1                                             NASDAQ: HOPE

News Release
Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

HOPE BANCORP REPORTS 2018 FOURTH QUARTER AND FULL-YEAR
FINANCIAL RESULTS

Q4 2018 Highlights:

•	Q4 net income totals $44.4 million, or $0.35 per diluted common share

•	Record net income of $189.6 million for 2018

•	New loan originations of $667.3 million in Q4, aggregating $3.01 billion for 2018

•	Loans receivable of $12.10 billion reflects a 1% increase over Q3 2018; 9% for 2018

•	Total assets increased to $15.31 billion, up 8% over 2017

•	Completed $50 million share buyback, with the repurchase of an additional 3,436,757 shares during Q4

LOS ANGELES - January 22, 2018 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and full year ended December 31, 2018.

For the three months ended December 31, 2018, net income totaled $44.4 million, or $0.35 per diluted common share. This compares with net income of $46.4 million, or $0.36 per diluted common share, in the 2018 third quarter and $18.0 million, or $0.13 per diluted common share, in the 2017 fourth quarter(1). Net income for 2018 totaled a record $189.6 million, or $1.44 per diluted common share, compared with 2017 net income(1) of $139.4 million, or $1.03 per diluted common share.

“We completed the year with another strong quarter of new loan originations, reflecting a 25 basis point increase in average rates on new loans and a well diversified mix of commercial real estate, commercial and consumer loans,” said President and Chief Executive Officer Kevin S. Kim. “Our asset quality improved with decreases achieved in nonaccrual loans and total criticized loans, and net charge offs were minimal. While a $1.7 million restructuring charge related to our branch rationalization plan impacted our efficiency ratio for the quarter, our expense management efforts are being well implemented, and we are confident that they will lead to improved efficiencies in the coming years. Notwithstanding the significant investments we made in 2018 to strengthen the long-term prospects of our organization, we are pleased to have concluded the year with record net income of $190 million.

“As we move forward into 2019, we continue to operate our business for the long term. We expect the retention of the guaranteed portion of our SBA loans in our portfolio will have a positive effect on our overall strategies to support our net interest margin and enhance profitability. With our proactive efforts managing our asset quality in this late stage of the economic growth cycle, we believe Bank of Hope is well positioned for long-term success,” said Kim.
__________________

(1)
The Company’s fourth quarter 2017 financial results included a non-cash, incremental income tax expense in the Company’s consolidated statements of income of $25.4 million resulting from the revaluation of its deferred tax assets and liabilities (the “DTA”) and low income housing tax credit (the “LIHTC”) investments due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017.

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Page 2-2-2                                             NASDAQ: HOPE

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	12/31/2018	9/30/2018	12/31/2017
Net income	$44,449	$46,378	$17,984
Diluted earnings per share	$0.35	$0.36	$0.13
Tax reform adjustments:
Deferred tax asset	$442	$—	$23,835
Investments in affordable housing partnerships	$—	$—	$1,588
Net income, excluding tax reform adjustments (1)	$44,891	$46,378	$43,407
Diluted earnings per share, excluding tax reform adjustments (1)	$0.35	$0.36	$0.32
Net interest income before provision for loan losses	$121,893	$123,147	$126,392
Net interest margin	3.41%	3.47%	3.84%
Noninterest income	$11,614	$13,447	$16,451
Noninterest expense	$70,189	$67,455	$73,028
Net loans receivable	$12,005,558	$11,836,553	$11,018,034
Deposits	$12,155,656	$12,045,619	$10,846,609
Nonaccrual loans (2)	$53,286	$56,299	$46,775
ALLL to loans receivable	0.77%	0.76%	0.76%
ALLL to nonaccrual loans (2)	173.70%	160.98%	180.74%
ALLL to nonperforming assets (2) (3)	81.92%	76.67%	67.51%
Provision for loan losses	$2,800	$7,300	$3,600
Net charge offs	$872	$6,552	$2,692
Return on assets (“ROA”)	1.17%	1.24%	0.51%
Return on equity (“ROE”)	9.42%	9.76%	3.70%
Noninterest expense / average assets	1.85%	1.80%	2.08%
Efficiency ratio	52.57%	49.38%	51.12%

(1) Net income and diluted earnings per share excluding tax reform adjustments are non-GAAP financial measures. See the Company’s reconciliation of the GAAP to non-GAAP financial measures in the accompanying financial information.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.
(3) Excludes purchased credit-impaired loans.

Operating Results for the 2018 Fourth Quarter

The comparability of the Company’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating income for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017 included the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past acquisitions:

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Page 3-3-3                                             NASDAQ: HOPE

(dollars in thousands) (unaudited)	Three Months Ended
	12/31/2018	9/30/2018	12/31/2017
Accretion on purchased non-impaired loans	$2,360	$2,969	$7,629
Accretion on purchased credit-impaired loans	4,867	5,239	5,167
Amortization of premium on low income housing tax credits	(85)	(84)	(85)
Amortization of premium on acquired FHLB borrowings	357	357	353
Accretion of discount on acquired subordinated debt	(272)	(271)	(263)
Amortization of premium on acquired time deposits and savings	—	—	3
Amortization of core deposit intangibles	(615)	(615)	(675)
Total acquisition accounting adjustments	$6,612	$7,595	$12,129
Merger-related expenses	—	—	(12)
Total	$6,612	$7,595	$12,117

Net Interest Income. Net interest income before provision for loan losses for the 2018 fourth quarter totaled $121.9 million, compared with $123.1 million in the 2018 third quarter and $126.4 million in the year-ago fourth quarter.

The net interest margin (net interest income divided by average interest earning assets) for the 2018 fourth quarter declined 6 basis points to 3.41% from 3.47% in the preceding 2018 third quarter, as deposit rates increased at a higher pace than loan yields. In the year-ago fourth quarter, the net interest margin was 3.84%.

The weighted average yield on loans for the 2018 fourth quarter increased 5 basis points to 5.21% from 5.16% in the preceding third quarter and rose 9 basis points from 5.12% in the 2017 fourth quarter. The increases in the weighted average yield on loans largely reflects the benefits to the variable rate portion of the Company’s loan portfolio resulting from the increases in the fed funds rate in March, June, September and December 2018 of 25 basis points each.

The weighted average cost of deposits for the 2018 fourth quarter increased to 1.40%, up 16 basis points from 1.24% in the 2018 third quarter and up 60 basis points from 0.80% in the fourth quarter a year ago. The increase in the weighted average cost of deposits reflects the highly competitive deposit market, as well as a shift to the higher-rate time deposit balances in the rising interest rate environment.

Noninterest Income. Noninterest income for the 2018 fourth quarter decreased to $11.6 million from $13.4 million in the 2018 third quarter and $16.5 million in the year-ago fourth quarter. The decreases in noninterest income largely reflects variances in net gains on sales of SBA and mortgage loans, as well as other income and fees.

As previously announced, the Company is discontinuing its practice of regularly selling SBA loans due to the significantly reduced premiums available in the secondary market. Early in the 2018 fourth quarter and prior to this strategic change, the Company recognized net gains on sales of SBA loans of $447,000. This compares with net gains on sales of SBA loans of $2.3 million and $2.6 million in the preceding third quarter and 2017 fourth quarter, respectively. Net gains on the sales of residential mortgage loans amounted to $381,000, $477,000 and $1.3 million for the 2018 fourth quarter, 2018 third quarter and 2017 fourth quarter, respectively.

In addition, the Company incurred a $453,000 reduction to other noninterest income to record the net fair value reduction on its equity investments for the 2018 fourth quarter. This compares with a $1.6 million fair value reduction on equity investments for the 2018 third quarter. In the 2017 fourth quarter, there were no fair adjustments recorded on equity investments and the Company recorded a $592,000 gain on the sale of fixed assets.

Noninterest Expense. Noninterest expense for the 2018 fourth quarter increased to $70.2 million from $67.5 million in the preceding third quarter. In addition to higher professional fees, 2018 fourth quarter noninterest expense includes a one-time pre-tax restructuring charge of $1.7 million, related to a branch rationalization plan, which is subject to regulatory non-objection and is expected to be implemented by the second quarter of 2019. In the year-ago fourth quarter, noninterest expense totaled $73.0 million, and included a $3.3 million impairment on its LIHTC investments as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017.

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Page 4-4-4                                             NASDAQ: HOPE

Salaries and employee benefits expense decreased to $36.6 million for the 2018 fourth quarter from $37.0 million in the preceding third quarter and from $39.6 million in the 2017 fourth quarter.

Income Tax Provision. The effective tax rate for the 2018 fourth quarter was 26.6%, compared with 25.0% in the preceding 2018 third quarter and 72.8% in the 2017 fourth quarter. Excluding the $25.4 million charge related to the revaluation of the Company’s DTA and LIHTC investments, the effective tax rate for the 2017 fourth quarter would have been 34.4%.

Balance Sheet Summary

Loans receivable increased 1% to $12.10 billion at December 31, 2018 from $11.93 billion at September 30, 2018, reflecting a 6% annualized growth rate. Year-over-year, loans receivable increased 9% from $11.10 billion at December 31, 2017.

New loan originations funded during the 2018 fourth quarter totaled $667.3 million and included SBA loan production of $81.5 million and residential mortgage loan originations of $162.3 million. This compares with 2018 third quarter originations of $784.1 million, which included SBA loan production of $71.4 million and residential mortgage loan originations of $165.6 million. In the year-ago fourth quarter, new loan originations funded totaled $663.5 million, including SBA loan production of $66.7 million and residential mortgage loan originations of $193.0 million.

Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. SBA 7(a) loan originations totaled $44.7 million for the 2018 fourth quarter, compared with $52.2 million for the third quarter of 2018 and $66.7 million for the year-ago fourth quarter. During the 2018 fourth quarter, the Company sold $10.2 million of its SBA loans held for sale, compared with $48.5 million in the immediately preceding third quarter and $36.6 million in the 2017 fourth quarter.

Aggregate loan pay offs and pay downs in the 2018 fourth quarter totaled $431.6 million, compared with $495.3 million for the immediately preceding third quarter and $380.9 million in the year-ago fourth quarter.

Total deposits at December 31, 2018 amounted to $12.16 billion, up 1% from $12.05 billion at September 30, 2018 and up 12% from $10.85 billion at December 31, 2017.

Credit Quality

The provision for loan and lease losses for the 2018 fourth quarter was $2.8 million, compared with $7.3 million for the immediately preceding 2018 third quarter and $3.6 million for the year-ago fourth quarter.

For a more detailed understanding of the changes in the allowance for loan and lease losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “legacy loans”) and loans acquired through the Wilshire Bancorp, Center Financial, Pacific International and Foster Bankshares transactions (referred to as “purchased loans”). The purchased loans are further segregated between non-impaired and credit-impaired loans.

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Page 5-5-5                                             NASDAQ: HOPE

The composition of the ALLL as of December 31, 2018, September 30, 2018 and December 31, 2017 is as follows:

(dollars in thousands) (unaudited)	12/31/2018	9/30/2018	12/31/2017
Legacy loans (1)	$78,259	$75,364	$67,648
Purchased non-impaired loans (2)	2,135	2,411	4,853
Purchased credit-impaired loans (2)	12,163	12,854	12,040
Total ALLL	$92,557	$90,629	$84,541

Loans receivable	$12,098,115	$11,927,182	$11,102,575
ALLL coverage ratio (excluding loans held for sale)	0.77%	0.76%	0.76%

(1)	Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.

(2)	Purchased loans were marked to fair value at acquisition date, and the ALLL reflects provisions for credit deterioration since the acquisition date.

The Company defines nonperforming loans to include delinquent loans on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans declined 5% to $53.3 million at December 31, 2018 from $56.3 million at September 30, 2018 and decreased as a percentage of loans receivable to 0.44% from 0.47%. At December 31, 2017, nonaccrual loans amounted to $46.8 million, or 0.42% of loans receivable. Accruing restructured loans at December 31, 2018 decreased to $50.4 million from $52.5 million at September 30, 2018 and $67.3 million at December 31, 2017. Total nonperforming loans at December 31, 2018 amounted to $105.2 million, or 0.87% of loans receivable, down 4% from $109.2 million, or 0.92% of loans receivable, at September 30, 2018 and down 8% from $114.4 million, or 1.03% of loans receivable, at December 31, 2017.

Nonperforming assets, including nonperforming loans and OREO, totaled $113.0 million at December 31, 2018, reflecting a 4% decrease when compared with $118.2 million at September 30, 2018 and a 10% decrease when compared with $125.2 million December 31, 2017. As a percentage of total assets, nonperforming assets declined to 0.74% at December 31, 2018 from 0.78% at September 30, 2018 and 0.88% at December 31, 2017.

Following are the components of criticized loan balances as of December 31, 2018, September 30, 2018 and December 31, 2017:

(dollars in thousands) (unaudited)	12/31/2018	9/30/2018	12/31/2017
Special Mention (1)	$163,089	$217,746	$214,891
Classified (1)	318,327	302,719	353,584
Criticized	$481,416	$520,465	$568,475

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

For the 2018 fourth quarter, the Company recorded net charge offs of $872,000 or 0.03% of average loans receivable on an annualized basis. This compares with net charge offs of $6.6 million, or 0.22% of average loans receivable on an annualized basis, for the 2018 third quarter and $2.7 million, or 0.10% of average loans receivable on an annualized basis, for the 2017 fourth quarter.

The ALLL at December 31, 2018 was $92.6 million, or 0.77% of loans receivable (excluding loans held for sale), compared with $90.6 million, or 0.76% of loans receivable (excluding loans held for sale), at September 30, 2018 and $84.5 million, or 0.76% of loans receivable (excluding loans held for sale), at December 31, 2017. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 87.96% at December 31, 2018, 82.98% at September 30, 2018 and 73.88% at December 31, 2017.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $104.0 million at December 31, 2018, compared with $109.2 million at September 30, 2018 and $114.3 million at December 31, 2017.

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Capital

At December 31, 2018, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as an “adequately capitalized” or “well-capitalized” financial institution, as summarized in the following table:

	12/31/2018	9/30/2018	12/31/2017	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	11.44%	11.61%	12.30%	6.50%
Tier 1 Leverage Ratio	10.55%	10.80%	11.54%	5.00%
Tier 1 Risk-based Ratio	12.21%	12.38%	13.11%	8.00%
Total Risk-based Ratio	12.94%	13.10%	13.82%	10.00%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	12/31/2018	9/30/2018	12/31/2017
Tangible common equity per share (1)	$11.25	$10.96	$10.68
Tangible common equity to tangible assets (2)	9.61%	9.66%	10.54%

(1)
Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity, including and excluding tax reform adjustments, is provided in the accompanying financial information on Table Page 7.

(2)
Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets, including and excluding tax reform adjustments, is provided in the accompanying financial information on Table Page 7.

Management reviews tangible common equity per share and the tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, January 23, 2019 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its fourth quarter and full year ended December 31, 2018. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through January 30, 2019, replay access code 10127445.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.3 billion in total assets as of December 31, 2018. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 63 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

# # #

(tables follow)

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	12/31/2018	9/30/2018	% change	12/31/2017	% change
Cash and due from banks	$459,606	$522,710	(12)%	$492,000	(7)%
Securities available for sale, at fair value	1,846,265	1,854,250	—%	1,720,257	7%
Federal Home Loan Bank (“FHLB”) stock and other investments	104,705	106,243	(1)%	83,142	26%
Loans held for sale, at the lower of cost or fair value	25,128	15,023	67%	29,661	(15)%
Loans receivable	12,098,115	11,927,182	1%	11,102,575	9%
Allowance for loan losses	(92,557)	(90,629)	(2)%	(84,541)	(9)%
Net loans receivable	12,005,558	11,836,553	1%	11,018,034	9%
Accrued interest receivable	32,225	33,338	(3)%	29,979	7%
Premises and equipment, net	53,794	55,178	(3)%	56,714	(5)%
Bank owned life insurance	75,219	76,081	(1)%	74,915	—%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	23,132	24,354	(5)%	24,710	(6)%
Other intangible assets, net	14,061	14,677	(4)%	16,523	(15)%
Other assets	201,809	226,638	(11)%	196,332	3%
Total assets	$15,305,952	$15,229,495	1%	$14,206,717	8%

Liabilities
Deposits	$12,155,656	$12,045,619	1%	$10,846,609	12%
Borrowings from FHLB & fed funds purchased	821,280	836,637	(2)%	1,227,593	(33)%
Convertible debt	194,543	193,332	1%	—	100%
Subordinated debentures	101,929	101,657	—%	100,853	1%
Accrued interest payable	31,374	31,717	(1)%	15,961	97%
Other liabilities	97,959	115,953	(16)%	87,446	12%
Total liabilities	13,402,741	13,324,915	1%	12,278,462	9%

Stockholders’ Equity
Common stock, $0.001 par value	136	136	—%	136	—%
Capital surplus	1,423,405	1,422,685	—%	1,405,014	1%
Retained earnings	662,375	636,080	4%	544,886	22%
Treasury stock, at cost	(150,000)	(100,000)	(50)%	—	100%
Accumulated other comprehensive loss	(32,705)	(54,321)	40%	(21,781)	(50)%
Total stockholders’ equity	1,903,211	1,904,580	—%	1,928,255	(1)%
Total liabilities and stockholders’ equity	$15,305,952	$15,229,495	1%	$14,206,717	8%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	126,639,912	130,074,103		135,511,891
Treasury stock shares	9,002,453	5,565,696		—

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2018	9/30/2018	% change	12/31/2017	% change	12/31/2018	12/31/2017	% change
Interest income:
Interest and fees on loans	$156,606	$153,366	2%	$141,129	11%	$594,103	$529,760	12%
Interest on securities	12,385	11,957	4%	10,523	18%	45,342	36,917	23%
Interest on federal funds sold and other investments	3,035	2,503	21%	1,533	98%	10,727	5,427	98%
Total interest income	172,026	167,826	3%	153,185	12%	650,172	572,104	14%

Interest expense:
Interest on deposits	42,477	37,022	15%	21,901	94%	134,958	74,902	80%
Interest on other borrowings and convertible debt	7,656	7,657	—%	4,892	57%	27,287	15,822	72%
Total interest expense	50,133	44,679	12%	26,793	87%	162,245	90,724	79%

Net interest income before provision for loan losses	121,893	123,147	(1)%	126,392	(4)%	487,927	481,380	1%
Provision for loan losses	2,800	7,300	(62)%	3,600	(22)%	14,900	17,360	(14)%
Net interest income after provision for loan losses	119,093	115,847	3%	122,792	(3)%	473,027	464,020	2%

Noninterest income:
Service fees on deposit accounts	4,568	4,569	—%	4,951	(8)%	18,551	20,619	(10)%
Net gains on sales of SBA loans	447	2,331	(81)%	2,626	(83)%	9,708	12,774	(24)%
Net gains on sales of other loans	381	477	(20)%	1,308	(71)%	2,485	2,927	(15)%
Net gains on sales of securities available for sale	—	—	100%	301	(100)%	—	301	(100)%
Other income and fees	6,218	6,070	2%	7,265	(14)%	29,436	29,794	(1)%
Total noninterest income	11,614	13,447	(14)%	16,451	(29)%	60,180	66,415	(9)%

Noninterest expense:
Salaries and employee benefits	36,594	36,969	(1)%	39,570	(8)%	153,523	144,669	6%
Occupancy	7,877	7,837	1%	7,108	11%	30,371	28,587	6%
Furniture and equipment	3,448	3,710	(7)%	4,032	(14)%	14,902	14,643	2%
Advertising and marketing	2,392	1,986	20%	2,246	7%	9,414	10,281	(8)%
Data processing and communications	3,650	3,513	4%	2,676	36%	14,232	12,179	17%
Professional fees	4,756	3,950	20%	4,553	4%	16,286	14,954	9%
FDIC assessment	1,406	1,788	(21)%	1,897	(26)%	6,572	5,173	27%
Credit related expenses	507	658	(23)%	1,073	(53)%	2,863	582	392%
Other real estate owned (“OREO”) expense, net	302	(56)	N/A	237	27%	187	3,100	(94)%
Branch restructuring costs	1,674	—	100%	—	100%	1,674	—	100%
Merger-related expenses	—	—	100%	12	(100)%	(7)	1,781	N/A
Other	7,583	7,100	7%	9,624	(21)%	27,709	30,652	(10)%
Total noninterest expense	70,189	67,455	4%	73,028	(4)%	277,726	266,601	4%
Income before income taxes	60,518	61,839	(2)%	66,215	(9)%	255,481	263,834	(3)%
Income tax provision	16,069	15,461	4%	48,231	(67)%	65,892	124,389	(47)%
Net income	$44,449	$46,378	(4)%	$17,984	147%	$189,589	$139,445	36%

Earnings Per Common Share:
Basic	$0.35	$0.36		$0.13		$1.44	$1.03
Diluted	$0.35	$0.36		$0.13		$1.44	$1.03

Average Shares Outstanding:
Basic	128,115,170	130,268,992		135,505,041		131,716,726	135,348,938
Diluted	128,261,998	130,525,474		135,752,978		131,954,192	135,684,969

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	At or for the Three Months Ended (Annualized)			At or for the Twelve Months Ended
Profitability measures:	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
ROA	1.17%	1.24%	0.51%	1.29%	1.02%
ROE	9.42%	9.76%	3.70%	9.92%	7.31%
Return on average tangible equity [1]	12.62%	13.06%	4.92%	13.25%	9.78%
Net interest margin	3.41%	3.47%	3.84%	3.53%	3.80%
Efficiency ratio	52.57%	49.38%	51.12%	50.67%	48.67%
Noninterest expense / average assets	1.85%	1.80%	2.08%	1.88%	1.95%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

	Three Months Ended
	12/31/2018			9/30/2018			12/31/2017
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,935,109	$156,606	5.21%	$11,781,091	$153,366	5.16%	$10,931,523	$141,129	5.12%
Securities available for sale	1,835,218	12,385	2.68%	1,844,493	11,957	2.57%	1,794,260	10,523	2.33%
FRB and FHLB stock and other investments	431,901	3,035	2.79%	446,390	2,503	2.22%	345,363	1,533	1.76%
Total interest earning assets	$14,202,228	$172,026	4.81%	$14,071,974	$167,826	4.73%	$13,071,146	$153,185	4.65%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,127,598	$12,425	1.58%	$3,237,673	$11,526	1.41%	$3,538,995	$8,564	0.96%
Savings	225,746	537	0.94%	228,218	486	0.84%	241,667	439	0.72%
Time deposits	5,626,355	29,515	2.08%	5,344,464	25,010	1.86%	4,072,565	12,898	1.26%
Total interest bearing deposits	8,979,699	42,477	1.88%	8,810,355	37,022	1.67%	7,853,227	21,901	1.11%
FHLB advances & fed funds purchased	824,995	3,674	1.77%	837,412	3,703	1.75%	1,003,951	3,531	1.40%
Convertible debt	193,749	2,299	4.64%	192,541	2,299	4.67%	—	—	—%
Subordinated debentures	97,856	1,683	6.73%	97,589	1,655	6.64%	96,786	1,361	5.50%
Total interest bearing liabilities	10,096,299	$50,133	1.97%	9,937,897	$44,679	1.78%	8,953,964	$26,793	1.19%
Noninterest bearing demand deposits	3,018,672			3,041,489			3,029,958
Total funding liabilities/cost of funds	$13,114,971		1.52%	$12,979,386		1.37%	$11,983,922		0.89%
Net interest income/net interest spread		$121,893	2.84%		$123,147	2.95%		$126,392	3.46%
Net interest margin			3.41%			3.47%			3.84%

Cost of deposits:
Noninterest bearing demand deposits	$3,018,672	$—	—%	$3,041,489	$—	—%	$3,029,958	$—	—%
Interest bearing deposits	8,979,699	42,477	1.88%	8,810,355	37,022	1.67%	7,853,227	21,901	1.11%
Total deposits	$11,998,371	$42,477	1.40%	$11,851,844	$37,022	1.24%	$10,883,185	$21,901	0.80%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

	Twelve Months Ended
	12/31/2018			12/31/2017
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,547,022	$594,103	5.15%	$10,642,349	$529,760	4.98%
Securities available for sale	1,772,080	45,342	2.56%	1,679,468	36,917	2.20%
FRB and FHLB stock and other investments	487,922	10,727	2.20%	360,086	5,427	1.51%
Total interest earning assets	$13,807,024	$650,172	4.71%	$12,681,903	$572,104	4.51%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,276,815	$43,252	1.32%	$3,490,440	$31,856	0.91%
Savings	229,608	1,889	0.82%	268,292	1,354	0.50%
Time deposits	5,107,698	89,817	1.76%	4,037,259	41,692	1.03%
Total interest bearing deposits	8,614,121	134,958	1.57%	7,795,991	74,902	0.96%
FHLB advances & fed funds purchased	870,124	15,127	1.74%	787,119	10,706	1.36%
Convertible debt	123,040	5,797	4.65%	—	—	—%
Subordinated debentures	97,455	6,363	6.44%	96,363	5,116	5.24%
Total interest bearing liabilities	9,704,740	$162,245	1.67%	8,679,473	$90,724	1.05%
Noninterest bearing demand deposits	3,014,056			2,955,895
Total funding liabilities/cost of funds	$12,718,796		1.28%	$11,635,368		0.78%
Net interest income/net interest spread		$487,927	3.04%		$481,380	3.46%
Net interest margin			3.53%			3.80%

Cost of deposits:
Noninterest bearing demand deposits	$3,014,056	$—	—%	$2,955,895	$—	—%
Interest bearing deposits	8,614,121	134,958	1.57%	7,795,991	74,902	0.96%
Total deposits	$11,628,177	$134,958	1.16%	$10,751,886	$74,902	0.70%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2018	9/30/2018	% change	12/31/2017	% change	12/31/2018	12/31/2017	% change
Loans receivable, including loans held for sale	$11,935,109	$11,781,091	1%	$10,931,523	9%	$11,547,022	$10,642,349	9%
Investments	2,267,119	2,290,883	(1)%	2,139,623	6%	2,260,002	2,039,554	11%
Interest earning assets	14,202,228	14,071,974	1%	13,071,146	9%	13,807,024	12,681,903	9%
Total assets	15,152,946	15,019,224	1%	14,043,102	8%	14,749,166	13,648,963	8%

Interest bearing deposits	8,979,699	8,810,355	2%	7,853,227	14%	8,614,121	7,795,991	10%
Interest bearing liabilities	10,096,299	9,937,897	2%	8,953,964	13%	9,704,740	8,679,473	12%
Noninterest bearing demand deposits	3,018,672	3,041,489	(1)%	3,029,958	—%	3,014,056	2,955,895	2%
Stockholders’ equity	1,888,053	1,899,853	(1)%	1,944,404	(3)%	1,910,224	1,907,746	—%
Net interest earning assets	4,105,929	4,134,077	(1)%	4,117,182	—%	4,102,284	4,002,430	2%

LOAN PORTFOLIO COMPOSITION:	12/31/2018	9/30/2018	% change	12/31/2017	% change
Commercial loans	$2,324,820	$2,318,213	—%	$1,947,533	19%
Real estate loans	8,721,600	8,639,857	1%	8,508,222	3%
Consumer and other loans	1,051,486	969,835	8%	647,102	62%
Loans outstanding	12,097,906	11,927,905	1%	11,102,857	9%
Unamortized deferred loan fees - net of costs	209	(723)	N/A	(282)	N/A
Loans, net of deferred loan fees and costs	12,098,115	11,927,182	1%	11,102,575	9%
Allowance for loan losses	(92,557)	(90,629)	(2)%	(84,541)	(9)%
Loan receivable, net	$12,005,558	$11,836,553	1%	$11,018,034	9%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2018	9/30/2018	% change	12/31/2017	% change
Retail buildings	$2,379,589	$2,388,343	—%	$2,375,588	—%
Hotels/motels	1,694,696	1,663,543	2%	1,631,314	4%
Gas stations/car washes	980,619	964,019	2%	964,246	2%
Mixed-use facilities	698,779	694,961	1%	624,401	12%
Warehouses	966,413	927,767	4%	915,465	6%
Multifamily	453,555	457,282	(1)%	455,463	—%
Other	1,547,949	1,543,942	—%	1,541,745	—%
Total	$8,721,600	$8,639,857	1%	$8,508,222	3%

DEPOSIT COMPOSITION	12/31/2018	9/30/2018	% change	12/31/2017	% change
Noninterest bearing demand deposits	$3,022,633	$3,020,819	—%	$2,998,734	1%
Money market and other	3,036,653	3,247,420	(6)%	3,332,703	(9)%
Saving deposits	225,746	229,081	(1)%	240,509	(6)%
Time deposits	5,870,624	5,548,299	6%	4,274,663	37%
Total deposit balances	$12,155,656	$12,045,619	1%	$10,846,609	12%

DEPOSIT COMPOSITION (%)	12/31/2018	9/30/2018		12/31/2017
Noninterest bearing demand deposits	24.9%	25.1%		27.6%
Money market and other	25.0%	27.0%		30.7%
Saving deposits	1.8%	1.9%		2.2%
Time deposits	48.3%	46.0%		39.5%
Total deposit balances	100.0%	100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS:	12/31/2018	9/30/2018	12/31/2017
Total stockholders’ equity	$1,903,211	$1,904,580	$1,928,255
Common equity tier 1 ratio	11.44%	11.61%	12.30%
Tier 1 risk-based capital ratio	12.21%	11.61%	13.11%
Total risk-based capital ratio	12.94%	13.10%	13.82%
Tier 1 leverage ratio	10.55%	10.13%	11.54%
Total risk weighted assets	$12,748,658	$12,747,343	$11,965,215
Book value per common share	$15.03	$14.64	$14.23
Tangible common equity to tangible assets [2]	9.61%	9.66%	10.54%
Tangible common equity per share [2]	$11.25	$10.96	$10.68

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

TANGIBLE COMMON EQUITY (“TCE”)	12/31/2018	9/30/2018	12/31/2017
Total stockholders’ equity	$1,903,211	$1,904,580	$1,928,255
Less goodwill and core deposit intangible assets, net	(478,511)	(479,127)	(480,973)
Tangible common equity	$1,424,700	$1,425,453	$1,447,282

Total assets	$15,305,952	$15,229,495	$14,206,717
Less: Goodwill and core deposit intangible assets, net	(478,511)	(479,127)	(480,973)
Tangible assets	$14,827,441	$14,750,368	$13,725,744

Common shares outstanding	126,639,912	130,074,103	135,511,891

Tangible common equity to tangible assets	9.61%	9.66%	10.54%
Tangible common equity per share	$11.25	$10.96	$10.68

	Three Months Ended			Twelve Months Ended
NET INCOME EXCLUDING TAX REFORM ADJUSTMENTS	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Income before income taxes	$60,518	$61,839	$66,215	$255,481	$263,834
Income tax provision	16,069	15,461	48,231	65,892	124,389
Less tax reform adjustments:
Deferred tax asset	442	—	23,835	442	23,835
Investments in affordable housing partnerships	—	—	1,588	—	1,588
Income tax provision, excluding tax reform adjustments	15,627	15,461	22,808	65,450	98,966
Net income, excluding tax reform adjustments	$44,891	$46,378	$43,407	$190,031	$164,868

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Balance at beginning of period	$90,629	$89,881	$86,461	$84,541	$83,633	$84,541	$79,343
Provision for loan losses	2,800	7,300	2,300	2,500	3,600	14,900	17,360
Recoveries	805	315	2,383	488	1,078	3,991	5,248
Charge offs	(1,677)	(6,867)	(1,263)	(1,068)	(3,770)	(10,875)	(17,410)
Balance at end of period	$92,557	$90,629	$89,881	$86,461	$84,541	$92,557	$84,541
Net charge offs/average loans receivable (annualized)	0.03%	0.22%	(0.04)%	0.02%	0.10%	0.06%	0.11%

	Three Months Ended					Twelve Months Ended
NET CHARGED OFF/(RECOVERED) LOANS BY TYPE	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Real estate loans	$123	$6,004	$(390)	$(37)	$342	$5,700	$2,930
Commercial loans	436	230	(949)	291	2,170	8	8,303
Consumer loans	313	318	219	326	180	1,176	929
Total net charge offs / (recoveries)	$872	$6,552	$(1,120)	$580	$2,692	$6,884	$12,162

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Delinquent loans on nonaccrual status [3]	$53,286	$56,299	$68,226	$68,152	$46,775
Delinquent loans 90 days or more on accrual status	1,529	401	3,030	1,894	407
Accruing restructured loans [4]	50,410	52,521	49,219	59,596	67,250
Total nonperforming loans	105,225	109,221	120,475	129,642	114,432
Other real estate owned	7,754	8,981	8,656	8,261	10,787
Total nonperforming assets	$112,979	$118,202	$129,131	$137,903	$125,219
Nonperforming assets/total assets	0.74%	0.78%	0.87%	0.95%	0.88%
Nonperforming assets/loans receivable & OREO	0.93%	0.99%	1.11%	1.22%	1.13%
Nonperforming assets/total capital	5.94%	6.21%	6.78%	7.09%	6.49%
Nonperforming loans/loans receivable	0.87%	0.92%	1.03%	1.15%	1.03%
Nonaccrual loans/loans receivable	0.44%	0.47%	0.58%	0.60%	0.42%
Allowance for loan losses/loans receivable	0.77%	0.76%	0.77%	0.77%	0.76%
Allowance for loan losses/nonaccrual loans	173.70%	160.98%	131.74%	126.86%	180.74%
Allowance for loan losses/nonperforming loans	87.96%	82.98%	74.61%	66.69%	73.88%
Allowance for loan losses/nonperforming assets	81.92%	76.67%	69.60%	62.70%	67.51%

[3]   Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $29.2 million, $23.1 million, $26.0 million, $21.9 million, and $22.1 million, at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

[4]   Excludes Acquired Credit Impaired Loans totaling $14.1 million, $16.6 million, $17.8 million, $17.0 million, and $18.1 million at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Retail buildings	$3,085	$3,112	$3,138	$8,034	$8,183
Hotels/motels	—	—	—	1,265	1,273
Gas stations/car washes	267	—	—	—	—
Mixed-use facilities	5,956	5,994	6,026	2,852	129
Warehouses	7,188	7,219	7,462	7,615	5,577
Other [5]	33,914	36,196	32,593	39,830	52,088
Total	$50,410	$52,521	$49,219	$59,596	$67,250

[5] Includes commercial business and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Legacy
30 - 59 days	$23,846	$26,872	$11,872	$22,126	$16,092
60 - 89 days	218	2,773	8,542	2,102	1,724
Total delinquent loans less than 90 days past due - legacy	$24,064	$29,645	$20,414	$24,228	$17,816

Acquired
30 - 59 days	$1,094	$5,240	$5,911	$9,158	$4,242
60 - 89 days	406	18	124	1,011	1,895
Total delinquent loans less than 90 days past due - acquired	$1,500	$5,258	$6,035	$10,169	$6,137

Total delinquent loans less than 90 days past due	$25,564	$34,903	$26,449	$34,397	$23,953

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Legacy
Real estate loans	$2,352	$13,275	$10,153	$12,272	$9,008
Commercial loans	5,159	986	7,380	1,994	1,302
Consumer loans	16,553	15,384	2,881	9,962	7,506
Total delinquent loans less than 90 days past due - legacy	$24,064	$29,645	$20,414	$24,228	$17,816

Acquired
Real estate loans	$905	$4,703	$4,849	$7,537	$3,937
Commercial loans	595	555	338	2,280	1,244
Consumer loans	—	—	848	352	956
Total delinquent loans less than 90 days past due - acquired	$1,500	$5,258	$6,035	$10,169	$6,137

Total delinquent loans less than 90 days past due	$25,564	$34,903	$26,449	$34,397	$23,953

NONACCRUAL LOANS BY TYPE	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Real estate loans	$33,719	$35,614	$34,537	$37,093	$22,194
Commercial loans	18,128	19,119	31,250	29,446	23,099
Consumer loans	1,439	1,566	2,439	1,613	1,482
Total nonaccrual loans	$53,286	$56,299	$68,226	$68,152	$46,775

CRITICIZED LOANS	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Legacy
Special mention	$121,622	$179,723	$101,435	$140,588	$151,413
Substandard	193,494	171,767	191,787	180,631	179,795
Doubtful	—	429	5,852	108	—
Loss	—	1	—	—	—
Total criticized loans - legacy	$315,116	$351,920	$299,074	$321,327	$331,208

Acquired
Special mention	$41,467	$38,023	$38,059	$55,494	$63,478
Substandard	124,421	130,078	159,613	163,429	173,427
Doubtful	377	444	419	477	362
Loss	35	—	—	3	—
Total criticized loans - acquired	$166,300	$168,545	$198,091	$219,403	$237,267

Total criticized loans	$481,416	$520,465	$497,165	$540,730	$568,475

Table Page 10